Exhibit 99.1

2 Batterymarch Park, Suite 301, Quincy, MA 02169

News Release

For Immediate Release February 23, 2022	For More Information, Contact: William M. Parent, President and Chief Executive Officer (617-925-1955)

RANDOLPH BANCORP, INC. ANNOUNCES 2022 ANNUAL MEETING OF STOCKHOLDERS

QUINCY, Massachusetts, February 23, 2022 – Randolph Bancorp, Inc. (the “Company”), (NASDAQ Global Market:  RNDB), the holding company for Envision Bank (the “Bank”), today announced the 2022 annual meeting of stockholders of Randolph Bancorp, Inc. is expected to be held on Monday, May 23, 2022, at 4:00 P.M. Eastern Time at the corporate offices of the Company at 2 Batterymarch Park, Quincy, Massachusetts 02169.

About Randolph Bancorp, Inc.

Randolph Bancorp, Inc. is the holding company for Envision Bank and its Envision Mortgage Division. Envision Bank is a full-service community bank with five retail branch locations, loan operations centers in North Attleboro and Quincy, Massachusetts, three loan production offices located in Massachusetts and one loan production office in Southern New Hampshire.

2 Batterymarch Park, Suite 301, Quincy, MA 02169  |  877.963.2100  |  randolphbancorp.com

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